Exhibit 99.1
















                          ALTAMIRA INSTRUMENTS, INC.
                            FINANCIAL STATEMENTS
                    SEPTEMBER 30, 2006 AND 2005 (UNAUDITED)
                           AND DECEMBER 31, 2005

















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ALTAMIRA INSTRUMENTS, INC.
FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005 (UNAUDITED),
AND DECEMBER 31, 2005
__________________________________________________________________



                              TABLE OF CONTENTS


                                                            PAGE
                                                            NUMBER
                                                            ______

Independent Auditors' Report                                    1

Financial Statements

     Balance Sheets                                             2

     Statements of Operations and Retained Earnings             3

     Statements of Cash Flows                                   4

     Notes to Financial Statements                            5-9





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                         INDEPENDENT AUDITORS' REPORT



October 3, 2006



To the Board of Directors and Stockholders of Altamira Instruments, Inc.


We have audited the accompanying balance sheet of Altamira Instruments, Inc. as of December 31, 2005, and the related statements of operations and retained earnings, and cash flows for the year ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Altamira Instruments, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.



/s/McCrory & McDowell LLC
_________________________

McCRORY & McDOWELL LLC
Pittsburgh, Pennsylvania

                                                               1


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ALTAMIRA INSTRUMENTS, INC.

BALANCE SHEETS

                             ASSETS

                                     SEPTEMBER 30,   DECEMBER 31,
                                         2006            2005
                                      (UNAUDITED)
                                     ____________    ____________
CURRENT ASSETS
  Cash and Cash Equivalents          $  172,429      $  20,727
  Accounts Receivable                     8,525          8,785
  Inventories                           308,228        424,123
  Prepaid Expenses                       50,404            281
                                     __________       ________
                                        539,586        453,916
                                     __________       ________

PROPERTY AND EQUIPMENT
  Furniture and Fixtures                  1,089            500
  Machinery and Equipment                58,232         58,232
  Computers                               5,105          2,161
                                     __________       ________
                                         64,426         60,893
  Less: Accumulated Depreciation         13,496          6,781
                                     __________       ________
                                         50,930         54,112
                                     __________       ________
OTHER ASSETS
  Capitalized Computer Software Costs
   - Net of Accumulated Amortization    165,056              0
       of $22,595 and -0-
     Goodwill                            77,645         77,645
     Construction in Progress            20,432         20,432
     Deposit                              5,125          5,125
                                     __________       ________
                                        268,258        103,202
                                     __________     __________
TOTAL ASSETS                         $  858,774    $   611,230
                                     ==========    ===========


                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                   $   95,545     $  104,223
  Customer Advances                     519,742        374,735
  Accrued Liabilities                    43,553         47,398
                                     __________     __________
                                        658,840        526,356
                                     __________     __________
LONG-TERM LIABILITIES
  Due to Affiliate                        8,000          8,000
                                     __________    ___________
STOCKHOLDERS' EQUITY
  Voting Common Stock No Par Value, Authorized
    1,500 Shares; Issued 332 Shares         332            332
  Additional Paid-in Capital              5,158          5,158
  Retained Earnings                     186,444         71,384
                                     __________    ___________
                                        191,934         76,874
                                     __________    ___________
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                $  858,774    $   611,230
                                     ==========    ===========



See accompanying notes.



                                                            2


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 ALTAMIRA INSTRUMENTS, INC.

 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                   FOR THE NINE   FOR THE NINE    FOR THE
                   MONTHS ENDED   MONTHS ENDED    YEAR ENDED
                   SEPTEMBER 30,  SEPTEMBER 30,   DECEMBER 31,
                   2006           2005            2005
                   (UNAUDITED)    (UNAUDITED)
                   ____________   ____________    ____________

 NET SALES         $  1,361,387   $    974,849     $ 1,365,712

 COST OF GOODS SOLD   1,076,837        706,274       1,012,456
                   ____________   ____________    ____________
 GROSS PROFIT           284,550        268,575         353,256
                   ____________   ____________    ____________

 OPERATING EXPENSES

    General and
      Administrative     45,541         65,293          81,042

    Selling             119,548        102,677         165,388
                   ____________   ____________     ___________
                        165,089        167,970         246,430
                   ____________   ____________     ___________

 INCOME FROM
   OPERATIONS           119,461        100,605         106,826
                   ____________   ____________     ___________

 OTHER (EXPENSE) INCOME

    Interest Expense     (5,610)             0         (10,104)
    Miscellaneous Income  1,209          2,615           2,995
                   ____________  _____________     ___________
                         (4,401)         2,615          (7,109)
                   ____________  _____________     ___________

 NET INCOME        $    115,060  $     103,220     $    99,717

______________________________________________________________

Retained Earnings -
    Beginning of
    Period         $     71,384  $       9,477     $     9,477

Net Income              115,060        103,220          99,717

Shareholder Distributions -
    Net                       0        (37,810)        (37,810)
                   ____________  _____________     ___________
RETAINED EARNINGS -
    END OF PERIOD  $    186,444  $      74,887     $    71,384

_______________________________________________________________


 See accompanying notes.







                                                             3

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ALTAMIRA INSTRUMENTS, INC.

STATEMENTS OF CASH FLOWS

                           FOR THE NINE  FOR THE NINE  FOR THE
                           MONTHS ENDED  MONTHS ENDED  YEAR ENDED
                           SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31,
                           2006          2005          2005
                           (UNAUDITED)   (UNAUDITED)

CASH FLOWS FROM OPERATING
ACTIVITIES

 Net Income                $ 115,057     $ 103,220     $   99,717
 ADJUSTMENTS TO RECONCILE
  NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:
   Depreciation and
    Amortization              29,309         6,274          6,781

   CHANGES IN ASSETS AND LIABILITIES:
    Accounts Receivable          260        55,147         86,097
    Inventories              115,895       (82,239)       (78,550)
    Prepaid Expenses         (50,124)         (282)          (281)
    Accounts Payable          (8,678)       17,752         46,300
    Customer Advances        145,007       (78,545)       110,935
    Accrued Liabilities       (3,845)       31,198         44,898
                           _________      ________     __________
                             342,881        52,525        315,897
                           _________      ________     __________

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of Property
  and Equipment               (3,528)      (41,759)       (41,759)
 Capitalized Computer
  Software Costs            (187,651)            0              0
 Repayments of Due
  to Affiliate                     0      (207,557)      (498,893)
 Repayment of Loan Receivable      0        15,000         15,000
                           _________      ________     __________
                            (191,179)     (234,316)      (525,652)
                           _________      ________     __________

CASH FLOWS FROM FINANCING
  ACTIVITIES
 Distributions to Stockholders     0      ( 37,810)      (37,810)
 Issuance of Common Stock          0           490           490
                          __________      ________    __________
                                   0       (37,320)      (37,320)
                          __________      ________    __________
NET CHANGE IN CASH AND CASH
 EQUIVALENTS                 151,702      (219,111)     (247,075)

Cash and Cash Equivalents,
 Beginning of Period          20,727       267,802       267,802
                          __________     _________   ___________
CASH AND CASH EQUIVALENTS,
 END OF PERIOD             $ 172,429     $  48,691   $    20,727
                          ==========     =========   ===========

________________________________________________________________


SUPPLEMENTAL DISCLOSURE:

   Interest Paid:          $   5,609     $       0   $   10,104


See accompanying notes.






                                                             4

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ALTAMIRA INSTRUMENTS, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005 (UNAUDITED), AND DECEMBER 31, 2005



1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Altamira Instruments, Inc. (the Company) is principally engaged in the manufacture and sale of analytical laboratory instruments sold worldwide. The Company has one location in Pittsburgh, Pennsylvania. The Company's principal customers are universities, government laboratories, and chemical and petrochemical companies. The instruments are used primarily in a laboratory environment, and are principally bench-scale.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of interest-bearing and non-interest-bearing deposits at various financial institutions including money market accounts. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market, and consist primarily of work-in-process. Raw materials consist of parts and supplies. Cost is determined on a specific identity basis for work in process and a first-in, first-out basis (FIFO) for parts and supplies.

Property and Equipment

Property and equipment are recorded at cost.
Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Repairs and maintenance that do not extend the lives of the applicable assets are charged to expense as incurred. Gain or loss resulting from the retirement or other disposition of assets is included in income. The Company leases the location in which the business is located.

Revenue Recognition

The Company recognizes revenue when the job is completed and the product is shipped or delivered to the customer.

Product Warranty

The Company generally includes a one-year warranty with the purchase of instruments. Warranty expenses in past years have not been material, and therefore no provision for warranty expense has been recognized in the accompanying financial statements.

Income Taxes

The Company is an S-corporation for federal and state income tax purposes. Accordingly, the stockholders are taxed on their proportionate share of the Company's taxable income. As such, no provision for income taxes has been recorded in the accompanying financial statements.








                                                               5


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ALTAMIRA INSTRUMENTS, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005 (UNAUDITED), AND DECEMBER 31, 2005



1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)


Order Intake Pattern

The Company is subject to uneven bookings because of the funding of capital projects in the customers' organizations. This requires a capability of the Company to provide working capital from time-to-time depending on the intake of orders and the ability to secure down payments, i.e. Customer Advances, on those orders.

Customer Advances

In the ordinary course of business, customers may prepay monies for purchase orders they have issued to the Company. Also, customers may make deposits or advances against contracts in process. Any such money is shown on the Balance Sheet as a liability, and is considered to be owed to the customers until recognition as a sale is made of the product involved in the contract of the customer. At the time of the recognition of the sale, any such amounts categorized as customer advances, are re-categorized as paid against the contract value.

Routine Customer Support

 Typical of an engineered-products business, after instruments are sold, it is routine and can be expected that customers may call and ask additional questions after installation and training has occurred, or request minor software changes. This is considered routine customer support, and it is expected that this type of communication may occur for a few weeks or months after installation of an instrument sold. Such support is typically more for new customers than repeat customers, and such support typically diminishes over time, as the customers become more familiar with their instruments. Costs of routine customer support are expensed in the period incurred.

Accounts Receivable

The Company extends unsecured credit to established customers in the ordinary course of business, but may also require down payments or letters of credit in conjunction with customer orders, under other circumstances. This is determined on a case-by-case basis. The Company has no experience of bad debts, and therefore no reserve has been established for that purpose.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.








                                                       6

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ALTAMIRA INSTRUMENTS, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005 (UNAUDITED), AND DECEMBER 31, 2005



1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)



Advertising

The costs of advertising are expensed as incurred.
Advertising expense was $8,893 and $5,095 for the nine months ended September 30, 2006 and 2005, respectively, and $8,185 for the year ended December 31, 2005.

2.  INVENTORIES

    Inventories consist of the following:

                     SEPTEMBER 30, 2006  DECEMBER 31, 2005
                     __________________  _________________

    Raw materials     $     5,110        $    4,999
    Work-in-process       303,118           419,124
                      ___________        ___________
                      $   308,228        $  424,123
                      ===========        ===========

3.  LINE OF CREDIT

The Company has a line of credit with Citizens Bank ("Bank"), which provides for maximum borrowings of up to $95,000. Interest is charged at the Bank's typical short-term rate, which was 7.5% and 7.75% as of September 30, 2006 and 2005, respectively, and 8.25% as of December 31, 2005.

The line of credit is personally guaranteed by the Company's President and Executive Vice President, and there is no lien on the Company's assets.

4.  DUE TO AFFILIATE

The Company has also borrowed on an as-needed basis from the Company's President and from an entity owned by the President, for the purposes of routine short-term working capital. Interest was charged at 5%, and notes evidenced the borrowing. Such notes were secured by the assets of the Company.

Borrowings outstanding totaled $8,000 at September 30, 2006, and
December 31, 2005.





                                                                7

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ALTAMIRA INSTRUMENTS, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005 (UNAUDITED), AND DECEMBER 31, 2005




5.    OPERATING LEASES

The Company leases its facility from an unrelated entity. The lease was renewed on August 1, 2006 with a lease term of 5 years, ending
July 31, 2011. An addendum to the lease permits early termination after two years. This lease requires monthly rentals of $4,500 for the first two years and $4,700 monthly thereafter.

Total rental expense was $32,333 and $30,000 for the nine months ended September 30, 2006 and 2005, respectively, and $40,000 for the year ended December 31, 2005.


6.    EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan (the "Plan") covering substantially all qualified employees. The Plan provides that the Company match employee contributions up to certain percentage limits. The Plan provides for payments to participants at retirement, death or termination of employment. The Company's contributions and other expenses of the Plan were $10,203 and $10,208 for the nine months ended September 30, 2006 and 2005, respectively, and $16,163 for the year ended December 31, 2005.

7.    CONCENTRATION OF CREDIT RISK

The Company maintains cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk related to its cash and cash equivalents.







                                                       8

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ALTAMIRA INSTRUMENTS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005 (UNAUDITED), AND DECEMBER 31, 2005


8.   ISSUANCE OF COMMON STOCK

     There were no issuances of voting common stock during the nine months ended September 30, 2006. However, during the nine months ended September 30, 2005 and the year ended December 31, 2005, the Company issued 32 additional shares of voting common stock with a par value of $1 per share for total proceeds of $490.

9.   CAPITALIZED COMPUTER SOFTWARE COSTS

     The Company developed software for two new instrument designs targeted to the automotive industry. In 2005, the Company began receiving inquiries from automotive engine-related laboratories about instruments they needed to assist them in their development of catalysts for new and/or cleaner fuels. The instruments needed were different than the existing designs of the Company's products. Assessing that the market for these products would continue, the Company determined that entry into the market was desirable, and embarked on development of two types of units, both of which had immediate customers available.

     Research and Development Costs and Software Costs Expenditures related to the development of new products and processes, are expensed as incurred, unless they are required to be capitalized. Software development costs are required to be capitalized when a product's technological feasibility has been established by completion of a detailed program design, and ending when a product is available for general release to customers. For the nine months ended September 30, 2006, $187,651, was capitalized. Capitalized costs are amortized on a straight-line method over the estimated life of the products. The total amount charged to expense for the nine months ended September 30, 2006 was $21,300, for amortization of capitalized computer software costs. No capitalization or amortization was made or charged during the year ended December 31, 2005, including the nine months ended September 30, 2005.







                                                            9

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